        John H. Lively

                                                                                                                   The Law Offices of John H. Lively & Associates, Inc.

                                                                                                                   A member firm of The 1940 Act Law Group

                                                                                                                   11300 Tomahawk Creek Parkway, Suite 310

          Leawood, KS  66211

          Phone: 913.660.0778   Fax: 913.660.9157

          john.lively@1940actlawgroup.com

June 27, 2014

Cottonwood Mutual Funds

225 West Washington Street, 21st Floor

Chicago, Illinois 60606

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm in the Prospectus and under the caption “Other Fund Service Providers”, and in the Statement of Additional Information for the HAGIN Keystone Market Neutral Fund, a series portfolio of the Cottonwood Mutual Funds (the “Trust”), which is included in Post-Effective Amendment No. 19 to  the Registration Statement under the Securities Act of 1933, as amended (No. 333-176541), and Amendment No. 21 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-22602), on Form N-1A of the Trust.

Sincerely,

/s/ John H. Lively

On behalf of The Law Offices of John H. Lively & Associates, Inc.